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                                                                    EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Odimo Incorporated on Form S-1 of our report dated July 12, 2004 (which report expresses an unqualified opinion and includes an explanatory paragraph concerning a 2002 change in the Company's method of accounting for goodwill), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.




DELOITTE & TOUCHE LLP

Miami, Florida
July 15, 2004